EXHIBIT 10.15

SECURITY AGREEMENT AND PLEDGE OF STOCK

(Minnesota – MTR Harness)

THIS SECURITY AGREEMENT AND PLEDGE OF STOCK (“Agreement”) is made and entered into as of the 29th day of June, 2004, by and between MTR GAMING GROUP, INC., a Delaware corporation, hereinafter referred to as “Debtor”, and WELLS FARGO BANK, National Association, as Agent Bank on behalf of itself and each of the Banks described hereinbelow, hereinafter referred to as “Secured Party”.

R E C I T A L S:

A.                                   Reference is made to that certain Third Amended and Restated Credit Agreement dated as of March 28, 2003, as amended by First Amendment to Amended and Restated Credit Agreement dated as of June 18, 2003, Second Amendment to Amended and Restated Credit Agreement dated as of November 12, 2003, Third Amendment to Third Amended and Restated Credit Agreement dated as of February 25, 2004 and by Fourth Amendment to Third Amended and Restated Credit Agreement dated as of June 4, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), executed by and among MTR Gaming Group, Inc., a Delaware corporation, Mountaineer Park, Inc., a West Virginia corporation, Speakeasy Gaming of Las Vegas, Inc., a Nevada corporation, Speakeasy Gaming of Reno, Inc., a Nevada corporation, Presque Isle Downs, Inc., a Pennsylvania corporation, Scioto Downs, Inc., an Ohio corporation, successor by merger to Racing Acquisition, Inc., an Ohio corporation and Speakeasy Gaming of Fremont, Inc., a Nevada corporation (collectively referred to as the “Borrowers”), Wells Fargo Bank, National Association, National City Bank of Pennsylvania, Branch Banking and Trust Company and The Cit Group/Equipment Financing, Inc. (each individually a “Lender” and collectively the “Lenders”), Wells Fargo Bank, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the “Swingline Lender”), Wells Fargo Bank, National Association, as the issuer of letters of credit (in such capacity, together with it successors and assigns, the “L/C Issuer”), and Wells Fargo Bank, National Association, as administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein, in such capacity, called the “Agent Bank” and, together with the Lenders, Swingline Lender and L/C Issuer collectively referred to as the “Banks”).

B.                                     In this Agreement, all capitalized words and terms not otherwise defined herein shall have the respective meanings and be construed herein as provided in Section 1.01 of the Credit Agreement and any reference to a provision of the Credit

Agreement shall be deemed to incorporate that provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

C.                                     Debtor is the owner of all of the outstanding stock (collectively the “Pledged Stock”) of the following Subsidiary (the “Pledged Subsidiaries”):

(i)                                     MTR-Harness, Inc., a Minnesota corporation (“MTR Harness”) represented by Stock Certificate No. 1, dated April 1, 2004, for one hundred (100) shares of the common voting stock of MTR Harness.

D.                                    This Agreement is governed by the laws of Nevada but is subject to the provisions of Minnesota law that govern the conduct of harness horse racing, the operation of a card club and other forms of gaming that may be authorized by subsequent enabling legislation (collectively, “Gaming Laws”) as enforced by the Minnesota Racing Commission (the “Commission) and by other applicable gaming authorities (collectively, the “Gaming Authorities) .

AGREEMENTS:

In consideration of the terms and conditions set forth herein and the making of the Bank Facilities by Banks, the parties agree as follows:

1.                                As security for the performance by Borrowers of each and every term and provision contained in the Credit Agreement and the due and punctual payment of the Revolving Credit Note and all other amounts owing under any of the Loan Documents (collectively the “Secured Obligations”), Debtor hereby pledges, assigns, and transfers as security the Pledged Stock to Secured Party, and grants to Secured Party a security interest in the Pledged Stock, together with all rights, products, proceeds, dividends, redemption payments, liquidation payments, instruments and any other securities derived therefrom, substituted therefor or otherwise subject to the lien hereof pursuant to the provisions hereof, all of which shall be treated as part of the Pledged Stock and collateral hereunder.

2.                                Debtor represents and warrants as of the date hereof that: (a) the Pledged Stock represents all of the issued and outstanding shares of the common voting stock of the Pledged Subsidiaries, (b) the Pledged Subsidiaries have not authorized or issued any class of stock other than common voting stock, (c) it is the legal, record and beneficial owner of, has good and marketable title to and has the right to pledge and create a security interest in the Pledged Stock, (d) the Pledged Stock is validly issued, fully paid and non-assessable and is not subject to any lien, pledge, charge, encumbrance or security interest (other than the security interest hereby created in favor of Secured Party) or right or option on the part of any third Person to purchase or otherwise acquire the Pledged Stock or any part thereof nor is the Pledged Stock subject to any restriction relating to the voting or other rights attaching thereto,

(e)  this Agreement and the delivery of the Pledged Stock to Secured Party creates a valid and enforceable perfected lien on all of the Pledged Stock in favor of the Secured Party for the benefit of the Banks, and (f) except for the required consents specified herein, no consent, filing, recording or registration is required to perfect the lien purported to be created by this Agreement.  Debtor covenants and agrees that it will defend Secured Party’s right, title and lien in and to the Pledged Stock against the claims and demands of all Persons and that it will have like title to and right to pledge any other property at any time hereafter pledged to the Secured Party as Pledged Stock.

3.                                Either concurrently herewith or as soon as permitted by the Gaming Authorities, Debtor shall cause to be delivered to Agent Bank in its capacity as Secured Party, or, subject to compliance with applicable Gaming Laws, into an escrow pending permission of the Gaming Authorities, the certificate or certificates evidencing the Pledged Stock (each individually a “Certificate” and collectively the “Certificates”) together with an Irrevocable Stock Power with respect to each of the Pledged Subsidiaries in the form of Exhibit A, affixed hereto and by this reference incorporated herein and made a part hereof (the “Stock Power”).  Each Certificate evidencing the Pledged Stock shall be delivered to Secured Party in suitable form for transfer by delivery and shall be accompanied by a duly executed Stock Power, all in form and substance reasonably satisfactory to Secured Party.

4.                                Upon the full and complete satisfaction of the Revolving Credit Note and all other amounts owing under any of the Loan Documents and termination of the Bank Facilities, Secured Party shall release its security interest hereunder, and will deliver to Debtor the Certificates evidencing the Pledged Stock, together with all Stock Powers, and Secured Party shall, at the request and expense of Debtor, file such documents and take such action as may be required by law or as Debtor may reasonably request, at Debtor’s expense, to release Secured Party’s security interest in the Pledged Stock.

5.                                Secured Party shall have with respect to the Pledged Stock the rights and obligations of a secured party under the Nevada Uniform Commercial Code, Chapter 104 of the Nevada Revised Statutes (the “Code”).  Such rights shall include, without limitation, subject to all applicable Gaming Laws:

a.                                       The right, upon the occurrence and during the continuance of an Event of Default, to have the Pledged Stock or any part thereof transferred to its own name or to the name of its nominee; or, if any Pledged Stock has been sold by Secured Party in foreclosure after the occurrence of an Event of Default, to have such Pledged Stock transferred to and issued in the name of the purchaser.

b.                                      The right, upon the occurrence and continuance of an Event of Default, to sell, assign or deliver as many shares of the Pledged Stock as is reasonably necessary to repay the defaulted Indebtedness owing the Banks, together with expenses, including, but not limited to, reasonable selling expenses, broker’s fees and attorneys’ fees attendant upon such sale and repayment, at public or private sale, as Secured Party, at its sole option, may elect, and without demand or advertisement, unless otherwise required by law.

6.                                Debtor hereby covenants, agrees and acknowledges that an “Event of Default” shall exist under this Agreement upon the occurrence of any of the following events or conditions, and without the necessity of any demand or notice except as may be expressly required herein or under the Credit Agreement:

a.                                       the occurrence of any “Event of Default” as defined and described in the Credit Agreement; and/or

b.                                      any default hereunder not cured within thirty (30) days after written notice from Agent Bank.

7.                                At any private or public sale of the Pledged Stock or any part thereof, Secured Party may, to the extent permitted under applicable Law and subject to compliance with all applicable Gaming Laws, purchase and pay for the same by cancellation of a principal amount of the Credit Facility and Revolving Credit Note or other amounts owing under the Credit Agreement and Loan Documents equal to the Purchase Price and free of any right of redemption on the part of Debtor.  For the purpose of this Paragraph, the “Purchase Price” where the Pledged Stock is listed on any publicly traded stock exchange (“Exchange”), shall be deemed to be the mean of the high and low selling prices in that Exchange on the date of sale.  Secured Party may, in its sole and absolute discretion, sell all or any part of the Pledged Stock at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted.  Without limiting the foregoing, Secured Party may (i) approach and negotiate with a limited number of potential purchasers; and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Stock for their own account for investment and not with a view to the distribution or resale thereof.  In the event that the Pledged Stock is sold at private sale, Debtor agrees that if the Pledged Stock is sold in a manner that conforms with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Stock, then: (aa) the sale shall be deemed to be commercially reasonable in all respects; and (bb) Secured Party shall not incur any liability or responsibility to Debtor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale.  Debtor recognizes that a ready market may not exist for the Pledged Stock if it is not regularly traded on a recognized securities exchange, and that a sale by Secured Party of the Pledged Stock for an amount substantially less than a pro rata share of the fair market value of the issuer’s assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell the Pledged Stock.  Secured Party agrees, however, that the Debtor shall have all rights, including rights of notice, provided by the Code.  In any case where notice is required, ten (10) days notice shall be deemed to be reasonable notice.  In the event of any sale hereunder, Secured Party shall apply the proceeds in the order set forth in Section 7.03 of the Credit Agreement.  Secured Party may resort to the Pledged Stock or any portion thereof with no requirement on the part of Secured Party to proceed first against any other Person or Collateral or under any other Security Documentation.  Additionally, (a) Debtor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Stock, whether before or after sale hereunder and all rights, if any, of marshalling of the Pledged Stock and any other security for the obligations of the Borrowers under the Credit Agreement or otherwise; (b) Debtor agrees it will not sell or otherwise dispose of or create any lien on any portion of the Pledged Stock (except as permitted by the Credit Agreement); and (c) Debtor agrees to promptly take all actions required under applicable law to maintain the perfection of the security interest in the Pledged Stock in the event that such stock is or becomes uncertified and to take such actions as the Secured Party reasonably deems necessary or desirable to effect the foregoing and to permit the Secured Party to exercise any of its rights and remedies hereunder.

8.                                While the Pledged Stock shall continue to be held by Secured Party pursuant to this Agreement, so long as no Event of Default has occurred and remains continuing and until written notice from Secured Party: (a) Debtor shall be entitled to exercise any rights (including, without limitation, the right to vote the Pledged Stock) or subscription privileges accruing to it as the owner of the Pledged Stock which are not in violation of the terms of this Agreement or the Credit Agreement or any other Loan Document or any other instrument or agreement referred to herein or therein, or which would have the effect of impairing the security interest of Secured Party, any Bank or holder of the Revolving Credit Note, provided, however, that any additional shares of stock purchased or otherwise received on account of any such rights or subscription privileges shall be delivered to Secured Party, together with an appropriate Stock Power, and shall be treated as part of the Pledged Stock; and (b) Debtor shall be entitled to receive and to retain and use any dividends or distributions paid in respect of the Pledged Stock.  Subject to compliance with applicable Gaming Laws, the Secured Party shall also be entitled to receive directly, and retain as part of the Collateral:

a.                                       all other or additional stock or securities (other than Cash or Cash Equivalents) paid or distributed by way of dividend in respect of the Pledged Stock;

b.                                      all other or additional stock or securities (other than Cash or Cash Equivalents) paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

c.                                       all other or additional stock or other securities (other than Cash or Cash Equivalents) which may be paid in respect of the Pledged Stock by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

9.                                Debtor will at all times comply with all Securities and Exchange Commission, Gaming Authorities and other regulatory requirements with respect to its ownership and pledge of the Pledged Stock.  Secured Party will at all times comply with all Securities and Exchange Commission, Gaming Authorities and other regulatory requirements with respect to the pledge and security interest in the Pledged Stock.

10.                          Upon the occurrence and continuance of any Event of Default hereunder, subject to applicable law and the requirements of the Gaming Authorities: (a) Secured Party shall have the right, upon written notice to Debtor, but shall not be required, to vote or give its consent with respect to the voting of any or all of the Pledged Stock, and in such event and for such purpose Debtor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of the Debtor, with full power of substitution to do so, and (b) Secured Party shall be entitled to receive all dividends and distributions and apply the same toward payment of the Indebtedness owing under the Bank Facilities in the manner and sequence set forth in Section 7.03 of the Credit Agreement.

11.                          The Debtor represents to Secured Party that the Debtor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Stock including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights, and the Debtor agrees that Secured Party shall have no responsibility or liability for informing the Debtor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

12.                          No renewal, extension, amendment, restatement or modification of the Credit Agreement, Revolving Credit Note or any other Loan Document shall affect the rights of Secured Party with respect to the Pledged Stock or any part thereof, except to the extent specifically provided in such renewal, extension, amendment, restatement or modification.  No release or surrender of any Pledged Stock as security hereunder shall affect the security interest in any of the remaining Pledged Stock not so released or surrendered.  Secured Party’s rights, liens and security interests hereunder shall continue unimpaired and Debtor shall be and remain obligated in accordance with the terms hereof notwithstanding any compromise or other indulgence granted by Secured Party.  The Debtor hereby waives notice of acceptance of this Agreement and of extensions of credit, loans, advances, or other financial assistance made by Banks to Borrowers.  The Debtor further waives presentment and demand for payment on the Revolving Credit Note, protest and notice of dishonor or default with respect to the Revolving Credit Note or any other Loan Document, and all other notices to which the Debtor might otherwise be entitled except as herein otherwise expressly provided.

13.                          All notices and other communications provided to any party hereto under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties.  Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

14.                          Whether or not the transactions contemplated hereunder are completed, the Debtor will pay all expenses relating to this Agreement, including, but not limited to:

a.                                       All reasonable costs, outlays, attorneys’ fees and expenses of any kind and character had or incurred in the enforcement or defense of any of the provisions of this Agreement, the preparation for, negotiations regarding, consultations concerning, or the defense of legal proceedings involving any claim or claims made or threatened against Secured Party or any Bank arising out of this transaction or the protection of the Pledged Stock securing the Bank Facilities or advances made hereunder;

b.                                      All filing and recording fees, costs, expenses which may be incurred by Secured Party in respect of the filing and/or recording of any document or instrument relating to the security interests granted in this Agreement.

15.                          Debtor agrees that it will duly execute and deliver to Secured Party any additional documents which may be reasonably required by Secured Party to give full effect to, perfect or protect the pledge and security interest granted to Secured Party hereunder or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Pledged Stock and to preserve, protect and maintain the Pledged Stock and the value thereof, including, without limitation, payment of all taxes, assessments and other charges imposed on or relating to the Pledged Stock.  Debtor hereby consents and agrees that the issuers of the Pledged Stock, or any registrar or transfer agent or trustee for any of the Pledged Stock, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Debtor or any other Person to such issuers or to any such registrar or transfer agent or trustee.

16.                          Following the occurrence and during the continuance of an Event of Default, Debtor agrees to assist Secured Party in obtaining all approvals of the Gaming Authorities or any other Governmental Authority that are required by law for or in connection with any action or transaction contemplated by this Agreement or by the Code and, at Secured Party’s request after and during the continuance of an Event of Default, to prepare, sign and file with the Gaming Authorities the transferor’s portion of any application or applications for consent to the transfer of control thereof necessary or appropriate under applicable Gaming Laws for approval of any sale or transfer of the Pledged Stock pursuant to the exercise of Secured Party’s remedies hereunder and under the Loan Documents.

17.                          This Agreement shall be binding upon and inure to the benefit of the Debtor, Secured Party and their respective legal representatives, heirs, successors and assigns, and the authorized transferees and holders of the Revolving Credit Note; provided, however, that Debtor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Secured Party.

18.                          This Agreement, including the exhibits and other agreements referred to herein, constitutes the entire agreement between the parties relating to the subject matter hereof and cannot be changed or terminated orally, and shall be deemed effective as of the date it is accepted by Secured Party.

19.                          Other than with respect to compliance with all applicable Gaming Laws, this Agreement shall be governed and construed under the laws of the State of Nevada in all respects, including, but not limited to, matters of title, construction, validity, performance and discharge.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under said laws.  However, if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

20.                          Time is of the essence of this Agreement.

21.                          Debtor agrees to indemnify and hold harmless Secured Party in accordance with the provisions of Section 5.14 of the Credit Agreement which is incorporated by this reference as though fully set forth herein.

22.                          This Security Agreement and Pledge of Stock may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument.  All such counterparts shall together constitute one and the same document.

23.                          This Security Agreement and Pledge of Stock shall terminate upon Bank Facility Termination.  Upon the occurrence of Bank Facility Termination, Secured Party shall return the Pledged Stock to Debtor and take all such other actions as Debtor may reasonably request, as Debtor’s expense, to terminate the lien and security interest created hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first hereinabove written.

DEBTOR:

MTR GAMING GROUP, INC.,
a Delaware corporation

By	/S/ Edson R. Arneault
Edson R. Arneault,
President

SECURED PARTY:

WELLS FARGO BANK,
National Association,
Agent Bank

By	/S/ Rochanne Hackett
Rochanne Hackett,
Vice President